EXHIBIT 5.1

April 29, 2016

Five Oaks Investment Corp.

641 Lexington Avenue

19th Floor

540 Madison Avenue

New York, New York 10022

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel to Five Oaks Investment Corp., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), relating to the sale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 6,485,417 shares (collectively, the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), in the manner set forth in the Registration Statement. The Shares consist of 3,360,417 issued shares of Common Stock (the “Issued Shares”) and 3,125,000 shares of Common Stock issuable upon the exercise of warrants (the “Issuable Shares”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

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4. Resolutions adopted by the Board of Directors of the Company relating to the sale and issuance of the Issued Shares and warrants to purchase an aggregate of 3,125,000 shares of Common Stock to the Selling Stockholders, certified as of the date hereof by the Secretary of the Company;

5. The form of certificate to be used by the Company to represent the Shares, certified as of the date hereof by the Secretary of the Company;

6. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

7. A certificate executed by David Oston, Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (including the Company’s) set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Capital Stock (as defined in the Charter) contained in the Charter.

6. Prior to the issuance of any Issuable Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock.

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Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Issued Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

3. The Issuable Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Stockholders have been duly authorized and, when the Issuable Shares have been issued in accordance with the terms of the applicable warrant or other agreement, upon receipt of the consideration contemplated thereby, the Issuable Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, FOLEY & LARDNER LLP /s/ Foley & Lardner LLP